Exhibit 10.2

WARRANT ASSIGNMENT AGREEMENT
Among
Summit HEALTHCARE ACQUISITION CORP.,
Yishengbio co., ltd.
and
CONTINENTAL STOCK TRANSFER & TRUST COMPANY

Dated September 29, 2022

This Warrant Assignment Agreement (this “Agreement”), dated September 29, 2022, is made by and among Summit Healthcare Acquisition Corp., a Cayman Islands exempted company (“SPAC”), YishengBio Co., Ltd., a Cayman Islands exempted company (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (in such capacity, the “Warrant Agent”) and amends the Warrant Agreement (the “Existing Warrant Agreement”), dated June 8, 2021, by and between SPAC and the Warrant Agent. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Existing Warrant Agreement.

Whereas, as of the date hereof and pursuant to the Existing Warrant Agreement, (i) SPAC issued (a) 6,000,000 Private Placement Warrants to the Sponsor and (b) 10,000,000 Public Warrants; and (ii) SPAC expects to issue (a) 750,000 Forward Purchase Warrants pursuant to the Forward Purchase Agreements (as amended by the respective deed of amendment dated as of the date hereof) and (b) up to 10,000,000 Public Warrants upon separation of 20,000,000 Units issued and outstanding as of the date hereof.

Whereas, on the date of this Agreement, SPAC, the Company, Oceanview Bioscience Acquisition Co., Ltd., a Cayman Islands exempted company (“Merger Sub I”), and Hudson Biomedical Group Co., Ltd., a Cayman Islands exempted company (“Merger Sub II”), entered into a business combination agreement (as amended, modified or supplemented from time to time, the “Business Combination Agreement”);

Whereas, all of the Warrants are governed by the Existing Warrant Agreement;

Whereas, pursuant to the Business Combination Agreement, Merger Sub I will merge with and into SPAC, with SPAC surviving such merger as a wholly-owned subsidiary of the Company (the “First Merger”, and the effective time of the First Merger is hereinafter referred to as the “First Merger Effective Time”), and as a result of the First Merger, the holders of Ordinary Shares of SPAC shall become holders of ordinary shares of par value US$0.00002 each of the Company (“Company Ordinary Shares”), and SPAC, as the surviving company in the First Merger, will then merge with and into Merger Sub II (the “Second Merger”), with Merger Sub II being the surviving entity and a wholly-owned subsidiary of the Company;

Whereas, upon consummation of the First Merger, as provided in Section 4.5 of the Existing Warrant Agreement, the Warrants will no longer be exercisable for Ordinary Shares but instead will be exercisable (subject to the terms of the Existing Warrant Agreement as amended hereby) for Company Ordinary Shares;

Whereas, the Board has determined that the consummation of the transactions contemplated by the Business Combination Agreement will constitute a Business Combination;

Whereas, in connection with the First Merger (as defined in the Business Combination Agreement), SPAC desires to assign all of its right, title and interest in the Existing Warrant Agreement to the Company and the Company wishes to accept such assignment; and

Whereas, Section 9.8 of the Existing Warrant Agreement provides that SPAC and the Warrant Agent may amend the Existing Warrant Agreement without the consent of any Registered Holders as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the rights of the Registered Holders under the Existing Warrant Agreement in any material respect.

Now, Therefore, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.            Assignment and Assumption; Consent.

1.1            Assignment and Assumption. As of and with effect on and from the First Merger Effective Time, SPAC hereby assigns to the Company all of SPAC’s right, title and interest in and to the Existing Warrant Agreement (as amended hereby); and the Company hereby assumes, and agrees to pay, perform, satisfy and discharge in full, as the same become due, all of SPAC’s liabilities and obligations under the Existing Warrant Agreement (as amended hereby) arising on, from and after the First Merger Effective Time.

1.2            Consent. The Warrant Agent hereby consents to (i) the assignment of the Existing Warrant Agreement by SPAC to the Company pursuant to Section 1.1 and the assumption of the Existing Warrant Agreement by the Company from SPAC pursuant to Section 1.1, in each case effective as of the First Merger Effective Time, and (ii) the continuation of the Existing Warrant Agreement (as amended by this Agreement), in full force and effect from and after the First Merger Effective Time.

2.            Amendment of Existing Warrant Agreement. Effective as of the First Merger Effective Time, SPAC and the Warrant Agent hereby amend the Existing Warrant Agreement as provided in this Section 2, and acknowledge and agree that the amendments to the Existing Warrant Agreement set forth in this Section 2 (i) are necessary and desirable and do not adversely affect the rights of the Registered Holders under the Existing Warrant Agreement in any material respect and (ii) are to provide for the delivery of Alternative Issuance pursuant to Section 4.5 of the Existing Warrant Agreement (in connection with the First Merger and the transactions contemplated by the Business Combination Agreement). If after completion of the First Merger, the Second Merger does not occur and the Business Combination Agreement is terminated, each of SPAC, the Company and the Warrant Agent shall take all such actions that are necessary, proper or advisable under applicable Laws such that each of SPAC and the Registered Holders shall, to the fullest extent possible, be returned to the position in which it would have been, and would be entitled to all rights and benefits that it would have had under the Existing Warrant Agreement, if the First Merger had not occurred.

2.1            References to the “Company”. All references to the “Company” in the Existing Warrant Agreement (including all Exhibits thereto) shall be references to the Company (as defined herein).

2.2            References to Ordinary Shares. All references to “Ordinary Shares” in the Existing Warrant Agreement (including all Exhibits thereto) shall be references to the Company Ordinary Shares.

2.3            References to Business Combination. All references to “Business Combination” in the Existing Warrant Agreement (including all Exhibits thereto) shall be references to the transactions contemplated by the Business Combination Agreement, and references to “the completion of the Business Combination” and all variations thereof in the Existing Warrant Agreement (including all Exhibits thereto) shall be references to the Closing (as defined in the Business Combination Agreement).

2.4            Notice Clause. Section 9.2 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“Notices. Any notice, statement or demand authorized by this Agreement to be given or made by the Warrant Agent or by the holder of any Warrant to or on the Company shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

YishengBio Co., Ltd.
Building No.2, 38 Yongda Road, Daxing Biomedical Industry Park, Daxing District, Beijing, PRC
Attn: David Hui Shao
Email: [***]

Any notice, statement or demand authorized by this Agreement to be given or made by the holder of any Warrant or by the Company to or on the Warrant Agent shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

Continental Stock Transfer & Trust Company

One State Street, 30th Floor

New York, NY 10004

Attention: Compliance Department”

3.            Miscellaneous Provisions.

3.1            Effectiveness of the Amendment. Each of the parties hereto acknowledges and agrees that the effectiveness of this Agreement shall be expressly subject to the occurrence of the First Merger and substantially contemporaneous occurrence of the Closing (as defined in the Business Combination Agreement) and shall automatically be terminated and shall be null and void if the Business Combination Agreement shall be terminated for any reason.

3.2            Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company, SPAC or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

3.3            Applicable Law and Exclusive Forum. The validity, interpretation, and performance of this Agreement shall be governed in all respects by the laws of the State of New York. Subject to applicable law, each of the Company and SPAC hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive forum for any such action, proceeding or claim. Each of the Company and SPAC hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Notwithstanding the foregoing, the provisions of this paragraph will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Any person or entity purchasing or otherwise acquiring any interest in the Warrants shall be deemed to have notice of and to have consented to the forum provisions in this Section 3.3. If any action, the subject matter of which is within the scope the forum provisions above, is filed in a court other than a court located within the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any warrant holder, such warrant holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of New York or the United States District Court for the Southern District of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

3.4            Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

3.5            Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

3.6            Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

[Signature Pages Follow]

In Witness Whereof, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Summit Healthcare Acquisition Corp.

Signature:	/s/ Ken Poon

Name:	Ken Poon

Title:	President

Signature Page to Warrant Assignment Agreement

In Witness Whereof, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

YishengBio Co., Ltd.

Signature:	/s/ Zhang Yi

Name:	Zhang Yi

Title:	Director

Signature Page to Warrant Assignment Agreement

In Witness Whereof, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Continental Stock Transfer & Trust Company, as Warrant Agent

Signature:	/s/ Douglas Reed

Name:	Douglas Reed

Title:	Vice President

Signature Page to Warrant Assignment Agreement